Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177949

PROSPECTUS SUPPLEMENT
(To prospectus dated November 14, 2011)

National Rural Utilities
Cooperative Finance Corporation

Member Capital Securities

National Rural Utilities Cooperative Finance Corporation (“CFC”) is offering to its voting members who are existing CFC security holders from time to time its member capital securities. Each member capital security will mature on a date 35 years from its date of issuance. Unless specified otherwise in the applicable pricing supplement to this prospectus supplement, interest on the member capital securities will be paid on April 1 and October 1 of each year and at maturity. Member capital securities may be redeemed at CFC’s option at any time after five years from issuance. Member capital securities will be unsecured obligations of CFC and subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC, but will rank pari passu to CFC’s member subordinated certificates. The member capital securities may not be transferred without the prior written consent of CFC and only CFC’s voting members who are existing CFC security holders may purchase and hold the securities.

The applicable pricing supplement will describe the additional terms of each member capital security. You should read this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other offering materials carefully before you invest.

The member capital securities are being offered in minimum denominations of $25,000 and integral multiples of $5,000 in excess thereof.

Investing in the member capital securities involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus supplement or attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The member capital securities will be offered and sold directly to investors. The member capital securities will not be listed on any securities exchange.

Prospectus Supplement dated November 17, 2011

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other offering materials. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or any other offering materials is accurate as of any date other than the date on the front cover of this prospectus supplement or other document. We are not making an offer of these securities in any state or other jurisdiction where such an offer is not permitted.

The distribution of this prospectus supplement, the accompanying prospectus and any accompanying pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any accompanying pricing supplement come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any accompanying pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In addition to using our full name, we also refer to our company as “CFC”. References in this prospectus supplement to “$” and “dollars” are to the currency of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENT

CFC may use this prospectus supplement, together with the attached prospectus, a pricing supplement and any other offering material, to offer CFC’s member capital securities from time to time.

This prospectus supplement sets forth certain terms of the member capital securities that CFC may offer. It supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement applies and supersedes that information in the prospectus.

Each time CFC issues member capital securities, it will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the member capital securities being offered and the terms of the offering. The pricing supplement may add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement or any other offering material that you have been provided, including any changes in the method of calculating interest on any security, that is inconsistent with this prospectus supplement applies and supersedes that information in this prospectus supplement. Throughout this prospectus supplement, where we indicate that information may be supplemented in an applicable pricing supplement, that information may also be supplemented in other offering material we provide to you.

It is important for you to read and consider all the information contained in this prospectus supplement, the attached prospectus, the pricing supplement and any other offering material in making your investment decision. You should also read and consider the information in the documents CFC has referred you to in “Where You Can Find More Information and Incorporation by Reference” on page 2 of the accompanying prospectus.

SUMMARY

This section summarizes the legal and financial terms of the member capital securities that are described in more detail under the captions “Description of the Member Capital Securities” herein and “Description of the Debt Securities” in the Prospectus. Final terms of any particular member capital securities will be determined at the time of sale and will be contained in the pricing supplement relating to those member capital securities. The terms of the member capital securities appearing in that pricing supplement may vary from, and if they do vary will supersede, the terms contained in this summary and in “Description of the Member Capital Securities” herein and “Description of the Debt Securities” in the Prospectus. In addition, in deciding whether to invest in any particular member capital securities you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in the applicable pricing supplement.

Issuer	National Rural Utilities Cooperative Finance Corporation

Offerees	Only voting members of CFC who are existing CFC security holders

Securities Being Offered	Member Capital Securities

Minimum Investment	$25,000, multiples of $5,000 in excess thereof

Subordination	The member capital securities will be subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC. The member capital securities will rank pari passu with CFC’s member subordinated certificates.

Maturity	35 years from the date of issuance

Interest	The member capital securities will bear interest at the fixed or floating rate stated in the applicable pricing supplement from the date on which the member capital securities are issued or from the most recent interest payment date until the principal amount thereof becomes due and payable.

Restrictions on Purchase and Transfer	The member capital securities may not be transferred without CFC’s prior written consent and only CFC’s voting members who are existing CFC security holders may purchase and hold the member capital securities.

Redemption	The member capital securities will be redeemable at the option of CFC, in whole or in part, at any time after five years from the date the securities were issued at 100% of the principal amount to be redeemed together with accrued and unpaid interest to the redemption date.

Deferral of Interest Payments	CFC may at its option and from time to time during the term of the member capital securities, defer payment of interest for a period not exceeding 10 consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). During a deferral period, interest will continue to accrue, but will not be paid on the regular interest payment date. At the end of a deferral period, CFC must pay all interest then accrued and unpaid together with interest thereon at the same rate as specified for the member subordinated capital securities to the extent permitted by applicable law.

Payment Restriction	No payment shall be made in respect of member capital securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default by CFC in the payment of principal or mandatory prepayments or premium, if any, of sinking funds or interest on any senior or subordinated indebtedness of CFC, or

(ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Voting Rights	None

Listing	The member capital securities are not and will not be listed.

Ratings	None

Certificated Form	Each member capital security will be issued in certificated form.

Trustee	The trustee for the member capital securities is U.S. Bank National Association under an indenture dated as of October 15, 1996. The trustee also will act as paying agent and registrar.

RISK FACTORS

Investing in the member capital securities involves significant risks. Before you invest in the securities, you should carefully consider the following risks in addition to the other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the risks and uncertainties discussed in our periodic and current reports filed with the SEC and incorporated herein. In addition to considering the information contained or incorporated by reference elsewhere in this prospectus supplement and in the accompanying prospectus, you should not purchase the member capital securities unless you understand the following risks:

Member capital securities are subordinate to other CFC debt.

The obligations of CFC under the member capital securities are unsecured and subordinate in right of payment to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that is holdable by or transferable to non-members of CFC. As of August 31, 2011, CFC had outstanding an aggregate principal amount of approximately $18.5 billion of senior indebtedness, including contingent guarantees of $1 billion, and an aggregate principal amount of approximately $0.2 billion of subordinated indebtedness which is senior to the member capital securities. There are no terms in the member capital securities that limit CFC’s ability to incur additional indebtedness, including indebtedness that ranks senior to the member capital securities. See “Description of Debt Securities— Subordination” in the accompanying prospectus.

CFC has the option to defer interest payments.

CFC may, at its option at any time and from time to time during the term of the member capital securities, defer payment of interest for a period not exceeding 10 consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). At the end of a deferral period, CFC must pay all interest then accrued and unpaid. During any deferral period, CFC may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its member subordinated certificates, members’ equity or patronage capital. Before the end of any deferral period, CFC may further defer the payment of interest, but the deferral period, together with all previous and further deferrals, may not exceed 10 consecutive semi-annual interest payment periods (or equivalent thereof) or extend beyond the maturity of the member capital securities. Upon the termination of a deferral period and the payment of all amounts then due, CFC may select a new deferral period, subject to the above conditions.

Should a deferral period occur, a holder of member capital securities will be required to accrue income as original issue discount for U.S. federal income tax purposes even though interest is not being paid on a current basis. See “Certain United States Federal Income Tax Consequences.”

Should CFC declare or make any payment on or redeem, purchase, acquire or make a liquidation payment with respect to any of its members subordinated certificates, members’ equity or patronage capital during a deferral period, this would constitute an immediate event of default under the terms of the member capital securities. However, because of the terms of the subordination provisions in CFC’s member subordinated certificates, CFC’s failure to pay interest on, or principal of, those certificates during a deferral period will not be a default under those securities.

Member capital securities may be sold or transferred only to other CFC voting members and may have limited or no liquidity.

The member capital securities will be offered and sold only to voting members of CFC who are existing CFC security holders and may be resold or transferred only to other CFC voting members who are existing CFC security holders. The member capital securities are not redeemable at the option of the holder thereof and you may not be able to resell the member capital securities at a price that you wish to receive or at all. The member capital securities are not, and will not be, listed on any securities exchange.

We may choose to redeem member capital securities when prevailing interest rates are relatively low.

The member capital securities are redeemable at the option of CFC, in whole or in part, at any time after five years from the date the securities were issued and we may choose to redeem your securities from time to time thereafter. Prevailing interest rates at the time we redeem your securities likely would be lower than the rate then borne by the securities. In such a case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the securities being redeemed.

USE OF PROCEEDS

Unless we describe a different use in a particular pricing supplement, the net proceeds from the sale of member capital securities will be added to the general funds of CFC and will be available to fund operations, including the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings, primarily commercial paper.

DESCRIPTION OF THE MEMBER CAPITAL SECURITIES

The following description summarizes the specific terms of the member capital securities supplements and should be read in conjunction with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” If any specific information regarding the member capital securities in this prospectus supplement or in a pricing supplement is inconsistent with the terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the description in the indenture.

Principal Amount, Interest and Maturity

The securities will be issued as a series of subordinated debt securities under the indenture dated as of October 15, 1996, between CFC and U.S. Bank National Association, as successor trustee. We may issue an unlimited aggregate principal amount of the member capital securities under the indenture. There is no limit on the amount of additional securities similar to the member subordinated capital securities that may be issued under the indenture.

The member capital securities will mature 35 years from the date on which they are issued. The member capital securities will bear interest at the fixed or floating rate stated in the applicable pricing supplement from the date on which the member capital securities are issued or from the most recent interest payment date until the principal amount thereof becomes due and payable. Unless specified otherwise in the applicable pricing supplement, interest will be payable in arrears on April 1, October 1 and at maturity, commencing on the first interest payment date after issuance. Unless specified otherwise in the applicable pricing supplement, interest will be payable to the person in whose name the securities are registered at the close of business on March 15 and September 15 of each year.

Unless specified otherwise in the applicable pricing supplement, the first payment of interest on any member capital security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next regular record date. Interest payments on member capital securities will equal the amount of interest accrued from and including the prior interest payment date or from and including the date of issue, but excluding the related interest payment date or maturity.

In the event that any interest payment date is not a business day, then the interest payment date shall be postponed to the next succeeding business day (without any interest or other payment in respect of any such delay), except that, if such next succeeding business day is in the following month, the interest payment date shall be the immediately preceding business day. A “business day” is any week day other than a day on which banking institutions in the borough of Manhattan, city and state of New York are authorized by law to close or on which CFC is closed.

CFC may change interest rates, or interest rate formulas, from time to time, but no change will affect any member capital security already issued.

Fixed Rate Member Capital Securities

Each fixed rate member capital security will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement. Interest on fixed rate member capital securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Floating Rate Member Capital Securities

The interest rate on each floating rate member capital security will equal the interest rate calculated by reference to the specified interest rate formula set forth in the applicable pricing supplement plus or minus any spread and/or multiplied by any spread multiplier also set forth in such pricing supplement. The “spread” is the number of basis points specified in the applicable pricing supplement as applying to the interest rate for the member subordinated capital security and the “spread multiplier” is the percentage specified in the applicable pricing supplement as applying to the interest rate for the member capital security. Interest on floating rate member capital securities will be computed on the basis of the actual number of days in the applicable interest period divided by 360.

The applicable pricing supplement relating to a floating rate member capital security will designate one or more interest rate bases for the floating rate member capital security. The basis or bases will be determined by reference to:

•	LIBOR, in which case the member capital security will be a LIBOR member capital security, or

•	any other interest rate basis or formula as is set forth in the pricing supplement.

In addition, the pricing supplement may define or specify for each member capital security the following terms, if applicable: calculation date, initial interest rate, interest payment dates, regular record dates, interest determination dates and interest reset dates with respect to the member capital security.

The rate of interest on each floating rate member capital security will be reset according to the index maturity, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be each April 1 and October 1. However,

•	the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate member capital security will be the initial interest rate (as set forth in the applicable pricing supplement), and

•	unless otherwise specified in an applicable pricing supplement, the interest rate in effect for the ten calendar days immediately prior to maturity, if applicable, will be that in effect on the tenth calendar day preceding maturity.

If any interest reset date for any floating rate member capital security would otherwise be a day that is not a business day for that floating rate member capital security, the interest reset date for that floating rate member capital security will be postponed to the next business day. For this purpose, “business day” shall mean

•	with respect to LIBOR member capital securities only, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market, and

•	with respect to any other floating rate member capital security, any week day other than a day on which banking institutions in the borough of Manhattan, city and state of New York are authorized by law to close.

The interest determination date pertaining to an interest reset date for a LIBOR member capital security will be the second London business day prior to that interest reset date.

The interest rate on the floating rate member capital securities will in no event be higher than the maximum rate permitted by applicable law. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan in an amount less than $250,000 is 16% per annum, and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. The limit may not apply to floating rate member subordinated capital securities in which $2,500,000 or more has been invested.

Upon the request of the holder of any floating rate member capital security, the calculation agent will provide the interest rate then in effect. If it has been determined, the calculation agent will also provide the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to that floating rate member capital security. Unless otherwise provided in the applicable pricing supplement, CFC will be the calculation agent with respect to the floating rate member capital securities. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any interest determination date will be the earlier of the tenth calendar day after such interest determination date, or, if such day is not a business day, the next succeeding business day or the business day preceding the applicable interest payment date or maturity, as the case may be.

All percentages resulting from any calculation on floating rate member capital securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent (with one-half cent or unit being rounded upward).

LIBOR

LIBOR shall be determined by the calculation agent in accordance with the following provisions:

With respect to any interest determination date, LIBOR will be the offered rate for deposits in United States dollars having a maturity of three months commencing on the applicable interest reset date that appears on the designated LIBOR Page as of 11:00 A.M., London time, on the interest determination date. If no rate appears, LIBOR in respect of that interest determination date will be determined in accordance with the following provisions:

•	The calculation agent will request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London Interbank market, as selected by the calculation agent (after consultation with CFC), to provide the calculation agent with its offered quotation for deposits in United States dollars for the three-month period commencing on the interest reset date, to prime banks in the London Interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

•	If at least two quotations are so provided, then LIBOR on the interest determination date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are so provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on the interest determination date by three major banks (which may include affiliates of the underwriters) in the City of New York selected by the calculation agent (after consultation with CFC) for loans in United States dollars to leading European banks having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

•	If the banks so selected by the calculation agent are not providing quotations as provided above, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

•	The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London Interbank rates of major banks for United States dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London Interbank offered rates for United States dollar deposits.

•	All calculations made by the calculation agent for the purposes of calculating the interest rate on the floating rate member capital securities shall be conclusive and binding on the holders of floating rate member capital securities, CFC and the trustee, absent manifest error.

Redemption

The member capital securities will be redeemable at the option of CFC, in whole or in part, at any time after five years from the date the securities were issued at 100% of the principal amount to be redeemed together with accrued and unpaid interest to the redemption date. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the member capital securities to be redeemed.

Unless CFC defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such member capital securities or the portion called for redemption.

Option to Defer Interest Payments

CFC may at its option and from time to time during the term of the member capital securities, defer payment of interest for a period not exceeding 10 consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). During a deferral period, interest will continue to accrue, but will not be paid on the regular interest payment date. At the end of a deferral period, CFC must pay all interest then accrued and unpaid together with interest thereon at the same rate as specified for the member subordinated capital securities to the extent permitted by applicable law. During a deferral period CFC may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its member subordinated certificates, members’ equity or patronage capital. Before the end of any deferral period, CFC may further defer the payment of interest, but the deferral period, together with all previous and further deferrals, may not exceed 10 consecutive semi-annual interest payment periods (or equivalent thereof) or extend beyond the maturity of the member capital securities. Upon the termination of a deferral period and the payment of all amounts then due, CFC may elect a new deferral period, subject to the above conditions.

CFC will inform the holders of member capital securities of its intent to defer payment of interest in writing at least ten business days before the earlier of (i) the next interest payment due date and (ii) the date CFC is required to give notice to holders of the member capital securities of the record or payment date for such interest payment. The notice will indicate the length of the deferral period or the number of semi-annual interest payments that will be deferred.

Subordination

The member capital securities will be unsecured obligations of CFC and subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC. The member capital securities will rank pari passu to CFC’s member subordinated certificates.

Payment Restriction

No payment shall be made in respect of member capital securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default by CFC in the payment of principal or mandatory prepayments or premium, if any, of sinking funds or interest on any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) of CFC, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) permitting the holders thereof (or of the indebtedness secured thereby) to accelerate the maturity thereof (or of the indebtedness secured thereby), and such event of default shall not have been cured or waived or shall not have ceased to exist.

Restrictions on Purchase and Transfer

The securities may not be transferred without CFC’s prior written consent and only CFC’s voting members who are existing CFC security holders may purchase and hold the securities. Any purported transfer of member capital securities without CFC’s prior written consent will be void ab initio.

Additional Events of Default

In addition to the events of default described in the accompanying prospectus under the caption “Description of Debt Securities — Events of Default,” the following will constitute events of default under the indenture with respect to the member capital securities: payment of any dividend or interest on, or principal of, or redemption, purchase, acquisition, retirement or liquidation payment with respect to any member subordinated certificates, members’ equity or patronage capital, if such payment is made during an extension period and either (i) such extension period has not expired or been terminated or (ii) CFC has not made all payments due on the member capital securities as a result of such expiration or termination. However, because of the terms of the subordination provisions in CFC’s member subordinated certificates, CFC’s failure to pay interest on, or principal of, such certificates during an extension period will not be a default thereunder.

Defeasance

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Defeasance” are applicable to the member capital securities.

As set forth in that description, subject to conditions specified in the indenture, the member capital securities will be deemed paid for purposes of the indenture and the entire indebtedness of CFC will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent in trust sufficient cash or certain government securities, or a combination of the two, to fully satisfy all principal of and interest on the member capital securities.

Certificated Form

Each member capital security will be issued in certificated form. Payments of principal and any interest on member capital securities payable at maturity or upon redemption will be made in immediately available funds at the office of the paying agent in the Borough of Manhattan, The City of New York. Payments in immediately available funds will be made only if the certificated member capital securities are presented to the paying agent in time for the paying agent to make payments in immediately available funds in accordance with its normal procedures. Interest on member capital securities will be paid by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the paying agent on or prior to the applicable regular record date for the payment of interest. If no instructions have been received in writing by the paying agent, the funds will be paid by check mailed to the address of the person entitled to the interest.

Member capital securities may be presented for registration of transfer or exchange at the office of U.S. Bank National Association in the Borough of Manhattan, City of New York.

Paying Agent and Registrar

Initially, U.S. Bank National Association, acting through its office in the Borough of Manhattan, City of New York, will act as paying agent and registrar for the member capital securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes certain material United States federal income tax consequences to United States holders of owning the member capital securities. For purposes of this section, “United States holder” includes any holder that is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized under the laws of the United States, any state thereof or the District of Columbia. It applies to you only if you acquire member capital securities upon their original issuance at their original offering price and you hold your member capital securities as capital assets for tax purposes. This section generally applies to members of CFC that are subject to United States federal income taxation, and does not address all of the tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special tax treatment under United States federal income tax law. This section does not address the effect of any state, local or foreign tax laws.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

We have not sought any rulings concerning the treatment of the member capital securities, and the statements made in this section are not binding on the IRS or the courts. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the member capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Member Capital Securities

The determination of whether a security, such as a member capital security, should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the member capital securities, and, as noted above, no rulings have been sought or are expected to be sought from the IRS. We intend to take the position that the member capital securities are indebtedness of CFC for United States federal income tax purposes. The remainder of this discussion assumes that the member capital securities will not be recharacterized as other than indebtedness of CFC. Holders should consult their own tax advisors regarding the consequences that would arise if the member capital securities are not treated as indebtedness of CFC.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount “OID.” We believe that the likelihood of our exercising our option to defer payments on the member capital securities is remote within the meaning of the regulations. Based on the foregoing, we believe that the member capital securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of member capital securities should include in gross income that holder’s allocable share of interest on the member capital securities in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote”, or if we exercised that option, the member capital securities would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the member capital securities would thereafter be treated as OID as long as the member capital securities remained outstanding. In that event, all of a holder’s taxable interest income relating to the member capital securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of member capital securities would be required to include in gross income OID even though we do not make actual payments on the member capital securities during a deferral period. The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the member capital securities will constitute interest or OID, corporate holders of member capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the member capital securities.

Sales of Member Capital Securities

A holder that sells member capital securities will recognize gain or loss equal to the difference between its adjusted tax basis in the member capital securities and the amount realized on the sale of those member capital securities. Assuming that we do not exercise our option to defer payments of interest on the member capital securities and that the member capital securities are not deemed to be issued with OID, a holder’s adjusted tax basis in the member capital securities generally will be its initial purchase price. If the member capital securities are deemed to be issued with OID, a holder’s tax basis in the member capital securities generally will be its initial purchase price, increased by OID previously includible in that holder’s gross income to the date of disposition and decreased by distributions or other payments received on the member capital securities since and including the date that the member capital securities were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest required to be included in income, and generally will be long-term capital gain or loss if the member capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the member capital securities, the member capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying member capital securities. In the event of that deferral, a holder who disposes of its member capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the member capital securities to the date of disposition and to add that amount to its adjusted tax basis in its member capital securities disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Income on the member capital securities may be subject to information reporting. In addition, holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the member capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE MEMBER CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

PLAN OF DISTRIBUTION

The member capital securities are offered on a continuing basis by CFC on its own behalf directly to its voting members. CFC will have the sole right to accept offers to purchase member capital securities and may reject any such offer, in whole or in part.

Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of member capital securities will be required to be made in immediately available funds to CFC.

LEGAL MATTERS

The validity of the member capital securities offered hereby and certain United States tax matters in connection with the offering of member capital securities have been passed upon for CFC by Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street NW, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this Prospectus Supplement by reference from CFC’s Annual Report on Form 10-K for the year ended May 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

National Rural Utilities
Cooperative Finance Corporation

Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time senior debt securities and subordinated debt securities. We will provide the specific terms of these senior debt securities and subordinated debt securities and the offering in one or more supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these senior debt securities and subordinated debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the senior debt securities and subordinated debt securities involves risks. See “Risk Factors” on page 2.

This prospectus may not be used to consummate sales of senior debt securities or subordinated debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 14, 2011

ABOUT THIS PROSPECTUS

To understand the terms of the senior debt securities and subordinated debt securities (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement or pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or “the Company”, also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.

We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

RISK FACTORS

Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement, you should carefully consider the risks and uncertainties discussed under Item 1A, “Risk Factors,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011 and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s public reference room or website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:

•	Annual Report on Form 10-K for the year ended May 31, 2011 (filed August 19, 2011) (the “2011 Form 10-K”);

•	Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (as filed on October 14, 2011 and as amended on November 4, 2011) (the “2012 Q1 Form 10-Q”); and

•	Current Reports on Form 8-K, dated July 21, 2011 (filed July 25, 2011), July 20, 2011 (filed July 28, 2011), September 19, 2011 (filed September 20, 2011), and October 21, 2011 (filed October 21, 2011).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement), a copy of these filings by writing to or telephoning us at the following address:

National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: J. Andrew Don
Senior Vice President and Treasurer

These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt to equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes, governmental monetary and fiscal policies, changes in tax policies, changes in interest rates, demand for our loan products, lending competition, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, changes in our ability to access external financing, valuations of collateral supporting impaired loans, initial valuations of assets received in foreclosure, non-performance of counterparties to our derivative agreements, and other economic and governmental factors affecting our operations. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are based on current reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements due to a variety of known and unknown factors. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

THE COMPANY

CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists solely of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC has no publicly held equity securities outstanding. CFC funds its activities primarily through a combination of publicly and privately held debt securities and member investments. CFC’s objective is to offer its members cost-based financial products and services consistent with sound financial management and is not to maximize net income. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166-6691 and its telephone number is (703) 467-1800.

Rural Telephone Finance Cooperative (“RTFC”) is a cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005.

RTFC’s principal purpose is to provide and arrange financing for its rural telecommunications members and their affiliates. As a member-owned cooperative, RTFC’s objective is to offer its members cost-based financial products and services consistent with sound financial management and is not to maximize net income. RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. RTFC’s results of operations and financial condition are consolidated with those of CFC. RTFC is headquartered with CFC in Dulles, Virginia. RTFC is a taxable cooperative that pays income tax based on its net income, excluding patronage-sourced net earnings allocated to its patrons, as permitted under Subchapter T of the Internal Revenue Code.

National Cooperative Services Corporation (“NCSC”) was incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to members of CFC, entities eligible to be members of CFC and the for-profit and non-profit entities that are owned, operated or controlled by, or provide significant benefit to Class A, B and C members of CFC. As a member-owned cooperative, NCSC’s objective is to offer its members cost-based financial products and services consistent with sound financial management and is not to maximize net income. NCSC’s membership consists of CFC and distribution systems that are members of CFC or are eligible for such membership. NCSC’s results of operations and financial condition are consolidated with those of CFC.

NCSC is headquartered with CFC in Dulles, Virginia. NCSC is a taxable cooperative that, to date, has not allocated its patronage-sourced net earnings to members. Thus, NCSC pays income tax on the full amount of its net income.

At August 31, 2011, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, RTFC and NCSC, our consolidated membership totaled 1,460 members and 258 associates. CFC’s membership includes 834 distribution systems, 71 power supply systems, 489 telecommunication members, 65 statewide and regional associations, and one national association of cooperatives. CFC’s members and associates are located in 49 states, the District of Columbia and two U.S. territories.

RATIO OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for the Company for each of the five years ended May 31, 2011, 2010, 2009, 2008 and 2007 are included in Exhibit 12 to the annual report on Form 10-K for the year ended May 31, 2011, and are incorporated by reference into this prospectus. The ratios of earnings to fixed charges for the Company for the three months ended August 31, 2011 and 2010 are included in the August 31, 2011 Form 10-Q, and are also incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities will be added to the general funds of CFC and will be available for loans and for use in connection with the retirement of debt.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general provisions may apply to the senior debt securities included in the supplement.

The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for United States Federal income tax purposes.

The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.

General

The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars, registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)

The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds and privately placed notes, secured by a pledge of member loans. At August 31, 2011, CFC had $5,525 million in aggregate principal amount of collateral trust bonds and $1,436 million of senior secured notes outstanding.

If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.

CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.

The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:

•	the title of and the limit on the aggregate principal amount of senior debt securities to be issued;

•	the percentage of their principal amount at which the senior debt securities will be sold;

•	the date or dates on which the senior debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•	the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•	the place where payments may be made on the senior debt securities;

•	any redemption or sinking fund terms;

•	the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof (if registered) or $5,000 and any integral multiple thereof (if bearer);

•	the principal amount of original issue discount senior debt securities payable upon acceleration;

•	the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•	if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•	if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•	if the principal of or premium or interest on the senior debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•	the terms, if any, on which senior debt securities may be converted into or exchanged for securities of CFC or any other person;

•	the obligations or instruments, if any, considered eligible obligations in respect of senior debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the senior debt securities after their satisfaction and discharge;

•	if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•	whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•	whether CFC will pay additional amounts to any holder of senior debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•	the applicability to the series of the senior indenture defeasance provisions;

•	whether the covenants described below under “Restriction on Indebtedness” will apply to the senior debt securities; and

•	any limitations on the rights of the holders of senior debt securities to transfer or exchange or to obtain the registration of transfer of senior debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of senior debt securities;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax. (Section 305)

You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

In the event of any redemption in part, CFC will not be required to:

•	issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

•	if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

•	if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

•	exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)

If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

•	a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)

Redemption

Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)

Restriction on Indebtedness

CFC may not incur any indebtedness ranking senior to the senior debt securities or make any optional prepayment on any capital term certificate if, as a result, the principal amount of senior indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of senior indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) Senior indebtedness means all indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2011, CFC had $18.5 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $32 billion of senior indebtedness.

Consolidation, Merger and Sale of Assets

CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor corporation executes a supplemental indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

•	immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture

Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

•	to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

•	to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

•	to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•	to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•	to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to add any additional event of defaults with respect to all or any series of senior debt securities;

•	to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•	to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•	to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•	to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental indenture may, without the consent of the holders of all the affected outstanding senior debt securities:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•	reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•	reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•	change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•	change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•	impair any right to take legal action for an overdue payment;

•	reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•	with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)

The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture,

•	the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security, and

•	senior debt securities owned by the company or any other obligor upon the senior debt securities or any affiliate of the company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)

Waiver of Certain Covenants

CFC will not be required to comply with certain restrictive covenants (including that described above under “Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)

Events of Default, Notice and Waiver

Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:

•	failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•	failure to pay the principal of or any premium on any senior debt security at maturity;

•	failure to deposit any sinking fund payment when such payment becomes due;

•	failure to perform or breach of the covenant described above under “Restrictions on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

•	failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization of CFC; and

•	such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series or senior notes has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)

At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:

•	CFC has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all senior debt securities of such series;

•	the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•	interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•	all amounts due to the trustee under the senior indenture; and

•	any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)

The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all of the outstanding senior debt securities of such series waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of or any premium or any interest on any senior debt security of such series or;

•	in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)

No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:

•	an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)

The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:

•	the holders of a majority in principal amount of the outstanding senior debt securities of such series, and

•	66 2/3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:

•	the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series, and

•	a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)

Notices

Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.

Title

CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)

Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons

CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Satisfaction and Discharge; Defeasance

At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:

•	all the senior debt securities of such series have been cancelled by the trustee, or

•	in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities, or

•	the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement relating to the offered senior debt securities provides otherwise, CFC at its option:

•	will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust), or

•	need not comply with certain restrictive covenants of the senior indenture (including those described above under “Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.

Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for United States federal income tax purposes and that the holders will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)

At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

The Trustee

U.S. Bank National Association is the trustee under the senior indenture.

Limitations on Issuance of Bearer Securities

Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general provisions may apply to the subordinated debt securities included in the supplement.

The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for United States federal income tax purposes.

The statements in this prospectus concerning the subordinated indenture, one or more supplemental indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental indenture, each of which is or will be incorporated by reference into this prospectus.

General

The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)

The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.

If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.

CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.

The prospectus supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:

•	the title of and the limit on the aggregate principal amount of subordinated debt securities to be issued;

•	the percentage of their principal amount at which the subordinated debt securities will be sold;

•	the date or dates on which the subordinated debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•	the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•	the place where payments may be made on the subordinated debt securities;

•	any redemption or sinking fund terms;

•	the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•	the principal amount of original issue discount subordinated debt securities payable upon acceleration;

•	the means of satisfaction and discharge of the subordinated indenture with respect to the subordinated debt securities;

•	if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on any subordinated debt securities will be payable;

•	if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•	if the principal of or premium or interest on the subordinated debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•	the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•	the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•	if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the subordinated debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•	whether the subordinated debt securities will be issued as registered subordinated debt securities, in a form registered as to principal only with or without coupons, or as bearer subordinated debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•	whether CFC will pay additional amounts to any holder of subordinated debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable subordinated debt securities rather than pay additional amounts;

•	the applicability to the series of the subordinated indenture defeasance provisions;

•	any limitations on the rights of the holders of subordinated debt securities to transfer or exchange or to obtain the registration of transfer of subordinated debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of subordinated debt securities;

•	any changes to the events of default or covenants described in this prospectus; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.

Subordination

The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.

No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the subordinated debt securities are paid in full. (Article 15)

The term “senior indebtedness” is defined in the indenture to mean:

•	all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•	all other indebtedness hereafter incurred by the CFC which by its terms provides that such indebtedness is senior indebtedness;

•	all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•	any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

The indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2011, outstanding senior indebtedness of CFC aggregated approximately $18.5 billion, including contingent guarantees of $1.1 billion.

Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)

Subject to the terms of the indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

CFC will not be required to:

•	register the transfer of, or exchange any subordinated debt securities or any tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such subordinated debt security called for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise specified in an applicable prospectus supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)

All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)

Redemption

Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Section 403 and 404)

Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)

Consolidation, Merger, and Sale of Assets

CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor corporation executes a supplemental indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture

Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•	to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•	to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•	to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•	to provide collateral security for the subordinated debt securities;

•	to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•	to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•	to change any place where:

•	the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•	any subordinated debt securities may be surrendered for registration of transfer or exchange; and

•	notices and demands to or upon CFC in respect of subordinated debt securities and the indenture may be served; or

•	to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:

•	change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•	reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•	reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•	change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•	impair any right to take legal action for an overdue payment;

•	reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•	reduce the requirements for quorum or voting; or

•	with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)

The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:

•	subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•	the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•	the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)

Waiver of Certain Covenants

CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)

Events of Default, Notice and Waiver

Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:

•	failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

•	failure to pay principal or premium, if any, on any debt security within three business days after the security becomes due;

•	failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization of CFC; and

•	such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)

If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount, (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)

At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:

•	CFC has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all subordinated debt securities of such series;

•	the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•	interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•	all amounts due to the trustee under the subordinated indenture; and

•	any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)

The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may on behalf of the holders of all of the outstanding subordinated debt securities of such series waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:

•	in the payment of principal, premium or interest on any subordinated debt security of such series; or

•	in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)

No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•	the holders of not less than 33 1/3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•	the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)

The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)

Meetings

A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “Notices” below. (Section 1302). Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)

Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)

Notices

Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register (Section 106).

Title

CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Satisfaction and Discharge; Defeasance

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any debt security, or any portion of the principal amount, will be deemed paid for purposes of the indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:

•	money;

•	eligible obligations; or

•	a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have its entire indebtedness deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes and that the holders will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.

Replacement of Subordinated Debt Securities

CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement debt security will be issued. (Section 306)

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

The Trustee

U.S. Bank National Association is the trustee under the subordinated indenture.

Limitations on Issuance of Bearer Securities

Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES

The Depository Trust Company (“DTC”) will act as securities depository for the subordinated debt securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal and interest and redemption proceeds on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest and redemption proceeds to DTC is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered.

CFC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION

CFC may sell the securities being offered hereby:

•	directly to purchasers,

•	through agents, or

•	through underwriters or dealers.

Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.

If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public.

If a dealer is utilized in the sale of any of the securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.

Under agreements entered into with CFC, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make.

If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to United States persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”

All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.

In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the debt securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL OPINIONS

The validity of the securities offered hereby and certain United States tax matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street NW, Washington, D.C. The agents or underwriters, if any, will be represented by Dewey & LeBoeuf, LLP, 1301 Avenue of the Americas, New York, New York. Dewey & LeBoeuf, LLP from time to time has performed and may perform legal services for CFC.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from CFC’s Annual Report on Form 10-K for the year ended May 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation

Member Capital Securities

PROSPECTUS SUPPLEMENT
November 17, 2011